As filed with the Securities and Exchange Commission on December 5, 1996



                                       Registration      No.     333-________


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM S-8


           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ABRAXAS PETROLEUM CORPORATION
              (Exact name of issuer as specified in its charter)

                                NEVADA   74-2584033
               (State or other jurisdiction of (I.R.S. Employer
              incorporation or organization) Identification No.)

        500 North Loop 1604 East, Suite 100, San Antonio, Texas 78232
             (Address of principal executive offices) (Zip Code)


           ABRAXAS PETROLEUM CORPORATION 401(K) PROFIT SHARING PLAN
                            (Full title of the plan)

                               Robert L. G. Watson
                        Chairman of the Board, President
                           and Chief Executive Officer
                          ABRAXAS PETROLEUM CORPORATION
                       500 North Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                    (210) 490-4788
                     (Name, address and telephone number,
                  including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE*


                                    Proposed    Proposed
Title of                            maximum     maximum
securities        Amount            offering    aggregate   Amount of
to be             to be             price       offering    registration
registered        registered        per share   price       fee


Common Stock,     100,000           $7.625**    $762,500**  $232.00
par value $.01    shares
per share

* Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement registers an indeterminate number of plan interests to be offered pursuant to the employee benefit plan described herein.


**In accordance with Rule 457(h), computed upon the basis of the prices reported on NASDAQ on December 4, 1996. This price is used solely for the purpose of calculating the registration fee.



0090807.01

PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The documents listed in (a) through (c) below are incorporated by reference in the Registration Statement, and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock have been sold or which deregisters any Common Stock then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

      (a) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act, that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed:


            Annual Report on Form 10-K for the year ended December 31,1995


      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above:


            1.    Form 10-Q for the Quarter Ended March 31, 1996
                  Filed:  May 15, 1996

            2.    Form 10-Q/A Number 1 for the Quarter ended March 31, 1996
                  Filed:  June 13, 1996

            3.    Form 10-Q for the Quarter ended June 30, 1996
                  Filed:  August 14, 1996

            4.    Form 10-Q for the Quarter ended September 30, 1996
                  Filed:  November 14, 1996

            5.    Form 8-K
                  Filed:  October 15, 1996

            6.    Form 8-K/A Number 1
                  Filed:  October 29, 1996

            7.    Form 8-K
                  Filed:  November 7, 1996

            8.    Form 8-K
                  Filed:  November 14, 1996

            9.    Form 8-K
                  Filed:  November 27, 1996

      (c) See "Description of Registrant's Securities to be Registered" in Registration Statement No. 34-0-19118 on Form 8-A filed on March 28, 1991 and incorporated herein by reference.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


      The Registrant's Articles of Incorporation contain a provision that eliminates the personal monetary liability of directors and officers to the Registrant and its stockholders for a breach of fiduciary duties to the extent currently allowed under the Nevada General Corporation Law (the "Nevada Statute"). If a director or officer were to breach his fiduciary duties, neither the Registrant nor its stockholders could recover monetary damages, and the only course of action available to the Registrant's stockholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. To the extent certain claims against directors or officers are limited to equitable remedies, this provision of the Registrant's Articles of Incorporation may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors or officers for breach of their duty of care. Additionally, equitable remedies may not be effective in many situations. If a stockholder's only remedy is to enjoin the completion of the Board of Director's action, this remedy would be ineffective if the stockholder did not become aware of a transaction or event until after it had been completed. In such a situation, it is possible that the stockholders and the Registrant would have no effective remedy against the directors or officers.

      Liability for monetary damages has not been eliminated for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or payment of an improper dividend in violation of section 78.300 of the Nevada Statute. The limitation of liability also does not eliminate or limit director liability arising in connection with causes of action brought under the Federal securities laws.

      The Nevada Statute permits a corporation to indemnify certain persons, including officers and directors, who are (or are threatened to be made) parties against all expenses (including attorneys' fees) actually and reasonably incurred by, or imposed upon, him in connection with the defense by reason of his being or having been a director or officer if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except where he has been adjudged by a court of competent jurisdiction (and after exhaustion of all appeals) to be liable for gross negligence or willful misconduct in the performance of his duty. The Bylaws of the Registrant provide indemnification to the same extent allowed pursuant to the foregoing provisions of the Nevada Statute.

      Nevada corporations also are authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. The Registrant currently has a directors' and officers' liability insurance policy in effect providing $3.0 million in coverage and an additional $1.0 million in coverage for certain employment related claims.

      The Registrant has entered into indemnity agreements with each of its directors and officers. These agreements provide for indemnification to the extent permitted by the Nevada Statute.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

      3.1 Articles of Incorporation of Registrant. (Filed as Exhibit 3.1 to Form S-4 filed September 7, 1990, Registration Statement No. 33-36565).

      3.2 Articles of Amendment to the Articles of Incorporation of the Registrant, dated October 22, 1990. (Filed as Exhibit 3.3 to Amendment No. 1 to Form S-4 filed October 29, 1990, Registration Statement No. 33-36565).

      3.3 Articles of Amendment to the Articles of Incorporation of the Registrant, dated December 18, 1990. (Filed as Exhibit 3.4 to Amendment No. 3 to Form S-4 filed December 20, 1990, Registration Statement No. 33-36565).

      3.4 Agreement and Plan of Merger, dated December 21, 1990 between Abraxas Petroleum Corporation, a Texas corporation and Registrant filed with the Nevada Secretary of State. (Filed as Exhibit 10.1 to Form 8-K filed with the Securities and Exchange Commission on March 15, 1991).

      3.5 Certificate of Designation of the Registrant's Series 1995-B Preferred Stock. (Filed as Exhibit 3.6 to Form S-3 filed January 18, 1996, Registration Statement No. 333-398).

      3.6 Articles of Amendment to the Articles of Incorporation of the Registrant, dated June 8, 1995. (Filed as Exhibit 3.4 to Form S-3 filed January 18, 1996, Registration Statement No. 333-398).

      3.7   Amended and Restated Bylaws of the  Registrant.  (Filed as Exhibit
3.5 to Form S-3 filed January 18, 1996, Registration Statement No. 333-398).

      4.1 Rights Agreement dated as of December 6, 1994 between the Registrant and FUNB. (Filed as Exhibit 4.1 to Registrant's Registration Statement on Form 8-A filed on December 6, 1994).

      5.1 Opinion of Cox & Smith Incorporated as to the legality of the Common Stock being registered. (Filed herewith).

      23.1  Consent of Ernst & Young.  (Filed herewith).

      23.2  Consent of Cox & Smith Incorporated (found in Exhibit 5.1).

      The Registrant undertakes that it will submit or has submitted the plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

ITEM 9.     UNDERTAKINGS.

      The Registrant undertakes the following:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Antonio, Texas on December 5, 1996.

                                    ABRAXAS PETROLEUM CORPORATION


                                    By:   /s/ Robert L. G. Watson
                                       ------------------------------------
                                       Robert L.G. Watson,
                                       Chairman of the Board, President and
                                       Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Signature               Name and Title                    Date


/s/ Robert L. G. Watson       Chairman of the Board,         December 5, 1996
-----------------------       President, Chief Executive Officer
Robert L.G. Watson            (Principal Executive Officer)
                              and Director

/s/ Chris E. Williford        Executive Vice President,      December 5, 1996
-----------------------       Chief Financial Officer, Treasurer
Chris E. Williford            (Principal Financial and Accounting
                              Officer) and Director

/s/ Richard M. Kleberg, III         Director                December  5, 1996
---------------------------
Richard M. Kleberg, III

/s/ James C. Phelps                 Director                December  5, 1996
---------------------------
James C. Phelps


/s/ Paul A. Powell, Jr.             Director                December 5, 1996
------------------------
Paul A. Powell, Jr.

/s/ Richard M. Riggs                Director                December 5, 1996
------------------------
Richard M. Riggs

/s/ Franklin A. Burke               Director                December 5, 1996
------------------------
Franklin A. Burke


/s/ Robert D. Gershen                Director               December 5, 1996
------------------------
Robert D. Gershen

/s/Harold D. Carter                 Director                December  5, 1996
------------------------
Harold D. Carter


The Plan.

      Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Antonio, Texas, on December 5, 1996.


                                    ABRAXAS PETROLEUM CORPORATION
                                    401(K) PROFIT SHARING PLAN

                                    By:    BANK ONE, TEXAS, N.A., TRUSTEE


                                    By:   /s/ Gilbert M. Araiza
                                         ---------------------------
                                           Gilbert M. Araiza,
                                           Vice President and
                                           Client Service Officer

                                  EXHIBIT INDEX



Exhibit No.            Description                                      Page
----------  ------------------------------------------------------      ----

   3.1      Articles of Incorporation of the Registrant.
            (Filed as Exhibit 3.1 to Form S-4 filed September 7,
            1990,Registration Statement No. 33-36565).                    *


   3.2      Articles of Amendment to the Articles of Incorporation
            of the Registrant, dated October 22, 1990, (Filed as
            Exhibit 3.3 to Amendment No. 1 to Form S-4 filed
            October 29, 1990, Registration Statement No. 33-36565).       *


   3.3      Articles of Amendment to the Articles of Incorporation
            of the Registrant, dated December 18, 1990.  (Filed
            as Exhibit 3.4 to Amendment No. 3 to Form S-4 filed
            December 20, 1990, Registration Statement No. 33-36565).      *


   3.4      Agreement  and Plan of  Merger,  dated  December  21,
            1990  between Abraxas  Petroleum  Corporation,
            a Texas corporation and Registrant filed with the
            Nevada Secretary of State. (Filed as Exhibit 10.1
            to Form 8-K filed with the Securities and Exchange
            Commission on March 15, 1991).                                *

   3.5      Certificate of Designation of the Registrant's                *
            Series 1995-B Preferred Stock.  (Filed as Exhibit 3.6 to
            Form S-3 filed January 18, 1996, Registration No. 333-398).


   3.6      Articles of Amendment to the Articles of Incorporation
            of the Registrant, dated June 8, 1995. (Filed as
            Exhibit 3.4 to Form S-3 filed January 18, 1996,
            Registration Statement No. 333-398)                           *

   3.7      Amended and Restated Bylaws of the Registrant.
            (Filed as Exhibit 3.5 to Form S-3 filed January 18,
            1996, Registration Statement No. 333-398).                    *


   4.1      Rights Agreement dated as of December 6, 1994
            between the Registrant and FUNB.  (Filed as Exhibit 4.1
            to Registrant's Registration Statement on Form 8-A filed
            on December 6, 1994).                                         *

   5.1      Opinion of Cox & Smith Incorporated as to
            the legality of the Common Stock being
            registered (Filed herewith).                                13

  23.1      Consent of Ernst & Young (Filed herewith).                  14

  23.2      Consent of Cox & Smith Incorporated
            (Found in Exhibit 5.1).                                       *



*  Previously filed.

                                                                     Exhibit 5.1



                                   COX & SMITH
                             I N C O R P O R A T E D
                              ATTORNEYS COUNSELORS



                              112 East Pecan Street
                                   Suite 1800
                          San Antonio, Texas 78205-1521
                                 (210) 554-5500
                               Fax (210) 226-8395


Writer's Direct Number                                 Writer's E-Mail Address
(210) 554-5255                                           srjacobs@coxsmith.com
                                December 5, 1996


Abraxas Petroleum Corporation
500 North Loop 1604 East, Suite 1800
San Antonio, Texas 78232

                     Re: Registration Statement on Form S-8 for the Abraxas Petroleum Corporation 401(k) Profit Sharing Plan

Gentlemen:

      We have acted as counsel to Abraxas Petroleum Corporation (the "Company") in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 100,000 shares (the "Shares") of the common stock, par value $.01 per share ("Common Stock"), of the Company. The Shares are issuable pursuant to the Abraxas Petroleum Corporation401(k) Profit Sharing Plan (the "Plan").

      We have examined such corporate records, documents, instruments and certificates of the Company as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as copies or originals.

      Based upon the foregoing, we are of the opinion that the Shares will have been duly authorized and legally issued and will constitute fully paid and nonassessable shares of Common Stock of the Company when issued in accordance with the Plan.

      We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, the rules or regulations of the Securities and Exchange Commission promulgated thereunder or any similar provisions of any state securities laws or regulations.

                                    Very truly yours,

                                    COX & SMITH INCORPORATED

                                    By:  /s/ Steven R. Jacobs
                                         For the Firm
SRJ/pmgl/0013457.01

                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8) dated December 5, 1996 pertaining to the Abraxas Petroleum Corporation 401(k) Profit Sharing Plan of our report dated March 19, 1996 (except for paragraph 2 of Note 16 as to which the date is March 21, 1996) with respect to the consolidated financial statements of Abraxas Petroleum Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                          /S/  ERNST & YOUNG LLP
                                          ERNST & YOUNG LLP







San Antonio, Texas
December 4, 1996